SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, DC 20549
           ____________________________________
                  Amendment 4 to
                    FORM SB-2
               Registration Statement
            Under the Securities Act of 1933
           ____________________________________
                Silver Bow Antique Aviation
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Nevada                   4581                      91-1939533
(State or other jurisdiction     (Primary Standard                          (I.R.S. Employer
   of incorporation or         Industrial Classification                     Identification
     organization)                    Code Number)                                Number)

   83-888 Ave. 51                                   GKL
 Coachella, CA 92236               1000 East William Street, Suite 204
                                            Carson City, NV 89701
 (Address, and telephone number                          (Name, address and telephone number
  of principal executive offices)                                of agent for service)

                  Copies to:
            Ms. Jody Walker ESQ.
           7841 South Garfield Way
            Littleton, CO 80122
     Phone 303-850-7637 Fax 303-220-9902


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
TO THE PUBLIC:    As soon as practicable after
this Registration Statement becomes effective.

-----

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE
================================================

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED      AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM      REGISTRATION
REGISTERED               REGISTERED OFFER PRICE  AGGREGATE      FEE
                                    PER SHARE(1) OFFER PRICE(1)

Common Stock             486,000    $.15         $72,900      $20.27

(1) Estimated solely for purposes of determining the registration fee.

   The registrant amends this registration
statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated February 17, 2002
SUBJECT TO COMPLETION

    486,000 common shares on behalf of
       selling security holders

       Silver Bow Antique Aviation


The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2003.


We will not receive any proceeds from the sale of these shares.


Our common stock is not currently traded on any exchange or on the OTC Electronic Bulletin Board.


Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission
has approved these common shares or determined that
this prospectus is accurate or complete.   Any
representation to the contrary is a criminal offense.

The information in this prospectus is not complete
and may be changed.   We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to sell
these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

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

Prospectus summary. . . . . . . . . . . . . . . . . . .. . . . . .   5
Risk factors                                                         6
   -  We will not pursue any operations until we sell our
         aircraft
   -  We have not generated any revenues
   -  Our officers and directors will only devote a limited
        amount of time
   -  Aircraft accidents or incidents may decrease our
        ability to broker charters
   -  Management's inexperience may limit our ability to
        generated revenues
   -  The continued threat of terrorist actions may result
        in less demand for charter flights
   -  We do not have a market for our securities
   -  We do not meet the requirements for our stock to be
        quoted on NASDAQ
   -  The selling shareholders may have liability because of
       their status as underwriters
   -  Our auditors have expressed a going concern issue
Forward Looking Statements                                           9
Use of proceeds                                                     10
Dividend policy                                                     10
Determination of offering price                                     10
Management's discussion and analysis of financial
  Condition and Results of operations.                              10
Business                                                            12
Management                                                          17
Security Ownership of Certain Beneficial
   Owners and Management                                            21
Certain transactions                                                22
Description of capital stock                                        23
Shares eligible for future sale                                     24
Plan of distribution and selling stockholders                       25
Disclosure of Commission position on indemnification
     for Securities Act liabilities                                 27
Market for common equity and related stockholder matters            28
Experts                                                             28
Legal matters                                                       29
Where you can find more information                                 29

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

Silver Bow was incorporated in the state of Nevada
on April 28, 1994.   We currently have no
operations and no sources of revenue.   We have
not commenced website options and have no means of establishing our website, until the sale of our remaining aircraft.

To commence operations, we will need to do the following:
   - develop our website ($5,000)
   - develop charter operator recruitment
meterials and user recruitment materials ($5,000)
   - develop listing of US charter operators and send out recruitment materials ($4,000)
   - develop listing of charter brokers, corporate travel agents and know users of air charter services and send recruitment materials ($10,000)
   - hire a sales representative to telemarket to charter operators and corporate travel agents
($6,000 per month)
   - place yellow page ads ($3,000)

Silver Bow is a development stage company that
intends to match individuals and companies
desiring to charter aircraft with aircraft
operators seeking charters.   Our focus will be on
brokering flights on an aircraft flying with no
passengers or freight on board.   We operate in a
highly competitive market with low barriers to entry.

 We intend to have a web site where prospective charter customers and charter operators can post their needs.

------

Common stock
outstanding. . . . . . . . . . . . . . .3,190,400

Shares of common stock
to be resold by
selling stockholders . . . . . . . . . .  486,000

Market for our
   common stock.   Our common stock is not traded
                   on an exchange or on the OTC
                   Bulletin Board.  We can provide
                   no assurance that there will be
                   a market in the future our
                   common stock.   We intend to
                   list our common shares on the
                   OTC Bulletin Board.

               Summary Financial Data

                                  9 Months     12 Months
                                  Unaudited     Audited
                               As/Of 9/30/01   YE 12/31/00
Total Assets                       $ 110,000     $ 129,000

Revenues                                  -0-        2,000

Expenses                              42,000        37,000

Net Income/Loss                      (42,000)      (35,000)

Weighted Average number
   of shares outstanding           2,999,491     2,990,400

Net Income (Loss) Per
  Share outstanding                 $  (0.01)      $ (0.01)

Number of Shares Common
   Stock Outstanding               3,190,400     2,990,400

                 Risk Factors

Silver Bow Antique Aviation business is subject to numerous risk factors, including the following.

1. We will not pursue any operations until we sell our aircraft. You may lose your entire investment if we do not sell the aircraft.

Silver Bow owns one aircraft that has been for sale for $90,000-$100,000 for the past 12-15 months. The proceeds from the sale of this aircraft will be used to pay for the development of the customer/charter operator matching web site and the promotion of our service to potential customers and charter operators. Unless the aircraft is sold for at least $30,000, Silver Bow will not have the means to establish its charter brokerage business.

2.   We have not generated any revenues.   You may
lose your entire investment.

We have a very limited operating history. Since our
incorporation we performed only administrative
operations to pursue this offering.  We have an
accumulated deficit of ($48,052) as of July 31, 2001.
We have had no material operating revenue to date and
expect to incur losses and administrative expenses of
at least $4,600 per month in the near term until we
begin sales.   If we cannot generate revenues, you
may lose your entire investment.

3. Our officers and directors will only devote a limited amount of time to Silver Bow. Their divided interest may hinder Silver Bow's ability to generate revenues. You may lose your entire investment.

The officers and directors of Silver Bow Antique
Aviation have other interests to which they devote
time, either individually or through partnerships
and corporations in which they have an interest,
hold an office, or serve as directors. The
officers and directors will devote only 10% of
their time to the business of Silver Bow.   As a
result Silver Bow will not receive the undivided attention of its officers and directors that competing charter brokerage businesses receive.

4. Aircraft accidents or incidents may decrease our ability to broker charters. We may not generate sufficient revenue to continue operations.

Aircraft accident/incidents, especially private jet accidents, could result in customers avoiding the use of private jets, which in turn could cause a significant negative impact on Silver Bows revenue.

5. Management's inexperience may limit our ability to generate revenues. We may never achieve successful operations.

Management has never operated customer/operator matching service for aircraft charter. This lack of experience may result in Silver Bow needing to employ outside experts that have this experience.
The additional cost could result in a net operating loss. This lack of experience may also result in company failure.

6. The continued threat of terrorist actions may result in less demand for charter flights. Our revenue may be adversely effect and we may never achieve successful operations.

Terrorist actions involving public and private
aircraft may have a significant impact on Silver
Bow. The result of these actions could be that
individuals and corporation stop using charter
aircraft.    In this event, Silver Bow would be
unable to continue operations.

7. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares.
We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

8. We do not meet the requirements for our stock to be quoted on NASDAQ and even though we intend to list our stock on the OTC Bulletin Board, the tradability in our stock will be limited under the penny stock regulation.

The liquidity of Silver Bow Antique Aviation common stock would be restricted even after public listing if the company's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange
Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Silver Bow Antique Aviation common stock may become subject `to the "penny stock" rules and regulations Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   - Receive the purchaser's written consent to the transaction; and
   - Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

9.   The selling shareholders may have liability
because of their status as underwriters.   They may
sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling
security holders will be considered to be
underwriters of the offering.  The selling security
holders may have civil liability under Section 11
and 12 of the Securities Act for any omissions or
misstatements in the registration statement because
of their status as underwriters.   We may be sued by
selling security holders if omissions or misstatements result in civil liability to them.

10. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any revenues from the sale of our licensed products and will continue to incur losses. You may lose your entire investment.


           Forward Looking Statements

The statements contained in this prospectus that are not
historical fact are forward-looking statements which can be
identified by the use of forward-looking terminology such
as "believes," "expects," "may," "will," "should," or
"anticipates" or the negative thereof or other variations
thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have
made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Silver Bow, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Silver Bow, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                 Use of Proceeds

We will not receive any proceeds from the resale of securities by selling stockholders.


                 Dividend Policy

We have never declared or paid any dividends.   In
addition, we anticipate that we will not declare dividends at any time in the foreseeable future.
Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

           Determination of Offering Price

We can give no assurance that a public market will
develop for the selling stockholders. We plan to
have a NASD market maker distribute any offers
made by selling stockholders to the investing
public.   We do not currently have a market maker.
If the market maker receives any bids from public
investors, these will be shown to selling
stockholders.   All sales by selling stockholders
will have to be matched by bids from the public.

---

  Management's Discussion and Analysis of
  Financial Condition and Results of Operations

General

Silver Bow owns one aircraft, a Piper Lance. This aircraft has been for sale for the past 12-15 months for approximately $90,000-$100,000. When this aircraft is sold, the proceeds will be used to implement the aircraft charter business.

Specifically funds are needed to develop our web site and to introduce our service to both charter customers and charter operators. The minimum amount needed for this purpose is $30,000.

To commence operations, we will need to do the following:
   - develop our website ($5,000) - 30 days
   - develop charter operator recruitment
meterials and user recruitment materials ($5,000)
- 30 days
   - develop listing of US charter operators and send out recruitment materials ($4,000) - 20 days
   - develop listing of charter brokers, corporate travel agents and know users of air charter services and send recruitment materials ($10,000)
- 40 days
   - hire a sales representative to telemarket to charter operators and corporate travel agents
($6,000 per month) - commencing after marketing materials have been distributed.
   - place yellow page ads ($3,000) - 90 days after commencing marketing efforts

We have a limited operating history on which to base an evaluation of our business and prospects.
Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as the aircraft charter brokerage business. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

Plan of Operations

Total expenses for the year ending 2001 were approximately $59,516, which includes services rendered of $200, interest expense of $10,680, administrative support of $5,000, aircraft operations expenses of $19,200 and depreciation of $25,436. The cash expenditures of approximately
$34,080 are funded by proceeds from cash advances/loans from Magellan Capital Corporation.

Total expenses for the year ending 2000 were approximately $111,555, which includes general and administrative expenses. The cash expenditures of approximately $56,000 are funded by proceeds from cash advances/loans from Magellan Capital
Corporation.

Even if we do not sell our aircraft, we can
satisfy our cash requirements for the next twelve
months with continued cash advances/loans from
Magellan Capital Corporation.   We do not
anticipate having to raise additional funds during that time.

We do not expect to purchase and significant equipment but will continue to try to sell our remaining aircraft for approximately $90,000 to $100,000.

We do not expect any significant changes in the number of employees in the next twelve months.

Based on our current plan of operations it is
anticipated that our monthly operating
expenditures for the next twelve months will be
approximately $10,000 per month, of which $4,600
are cash expenditures.       This includes
administrative expenses. Marketing expenses are
expected to be $100,000 and are not included in
our operating expenditures.   We will not commence
our marketing efforts until after the sale of the
remaining airplane.   The foregoing are merely
estimates, and we can provide no assurance that unexpected expenses will not shorten the period of time within which our funds may be utilized.

We do not currently generate any revenues from the
services we provide and we do not expect to
generate revenues for the foreseeable future.
Therefore, we will continue to operate on a
reduced budget.   We intend to limit our
operations until the airplane is sold.

                  Business

General.   Silver Bow was incorporated in the
state of Nevada on April 28, 1994.   We are a
development stage company with the goal to provide
users the ability to search a database that
contains information about charter trips that are
sought by customers and charter operators.   Our
service is intended to offer charter customers and
charter operators a quick and easy way to find
each other on a web site and to do business.   The
web site is currently on-line and operational but is in the process of being more fully developed.

Although we currently have no operations and have not generated any revenues from operations, once our web site is completed, we intend to generate revenues by charging charter operators a 5% commission for matching them with a customer.

To commence operations, we will need to do the following:
   - develop our website ($5,000) - 30 days
   - develop charter operator recruitment
meterials and user recruitment materials ($5,000)
- 30 days
   - develop listing of US charter operators and send out recruitment materials ($4,000) - 20 days
   - develop listing of charter brokers, corporate travel agents and know users of air charter services and send recruitment materials ($10,000)
- 40 days
   - hire a sales representative to telemarket to charter operators and corporate travel agents
($6,000 per month) - commencing after marketing materials have been distributed.
   - place yellow page ads ($3,000) - 90 days after commencing marketing efforts

Industry Background.   The private aircraft
charter business very diversified. There are no companies that dominate the industry. Most charter operators own or operate less than five aircraft.
Almost all charter companies have a home base for their aircraft. Home base is the business office for the operator, the location where most of the aircraft maintenance is preformed, the place where pilots and crews reside, and the prime region for charter departures.

Most charter aircraft are twin engine jets. They seat from as few a five passengers up to as many as two hundred. The range of these aircraft are from 1,000 miles to 6,000 miles. Most charters fees are based on the distance to be flown and the time to make the flight. Jet Charter fees, if calculated on an hourly basis, range from as low as $1,200 per hour to as high as $20,000 per hour.

Charter flights have the ability to deliver
passengers to over 5,000 US airports in the US
alone. Many charter jets have intercontinental
range and can access airports throughout the
world. The ability to deliver passengers to a
small airport, close to their final destination,
and without the inherent delays associated with
major airports saves passengers a substantial
amount of time.   Private jet charter aircraft
range from Cessna 500s to Boeing 747s.   Piston
aircraft range from Piper Cubs to Douglas DC-3s.

The above referenced statistics are publicly available free of charge or for a nominal charge and were not commissioned by Silver Bow.

Seasonality of Business.    Seasonality is
impacted in certain geographical areas, however with respect to the entire national prospective, the effect would be very minimal.

Marketing Strategy.   There are only a small
number of individuals and corporations who can
afford private jet charter as compared to the
number of individuals and corporations who can
afford commercial jet transportation. Silver Bow's
marketing campaign will be focused on identifying
and introducing our services to those individuals
and corporations who can afford jet charter.   The
initial marketing campaign will encompass direct mail, yellow page advertising, an internet presence, and magazine advertising.

 A direct mail campaign will consist of an attractive mail piece being sent to a nationwide mailing list of companies with assets in excess of $20 million, and high net worth individuals estimated to cost $14,000.

Yellow page advertising has proven to be mainstay in air charter marketing. Yellow page ads will be placed in major metropolitan books nationwide.
The estimated cost per month is $3,000.

An interactive web site will developed allowing potential clients to input their desired routes and time of travel, giving us a opportunity to broker the flight and capture client information.
Certain magazines focus on the demographics that are qualified to charter. Particularly, Conte
Naste has a readership of affluent travel oriented people. An ad campaign will be launched in this magazine at the estimated cost of $3,000 per month beginnin 12 months after starting operations.

Business Strategy.   Silver Bow will broker
executive and freight jet charter service,
utilizing aircraft operated by charter operator.
Our focus will be on brokering "empty legs". Empty
Legs, also called "dead head flights" are defined
as an aircraft flying with no passengers or
freight on board.  This situation occurs
frequently in the air charter business when, for
example, an operator transports persons from Los
Angeles to New York, and return trip back to the
Los Angles base is empty.   The passenger
traveling to New York will have paid for the
aircraft's trip to New York and back to its base
in Los Angles. In this example Silver Bow will
list the availability of this flight on its web
site and attempt to find a passenger for this
empty leg flight. The customer will be invited to
make a bid for the flight which is forwarded to
the charter operator.    These bids will be kept
confidential and not opened to other bidders.   If
the operator and customer agree, the flight is
booked and Silver Bow will earn a 5% commission.
In matching customers with empty leg flights it is
not necessary to match a flight perfectly, like
New York to Los Angles in our example. A passenger
traveling from Cleveland to Phoenix would be an
ideal prospect because his departure and
destination city are in the same general direction
the aircraft is flying.   Our website will be in
realtime, since timing is of the essence in booking these flights.

Silver Bow will attempt to develop a network of air charter operators to post their empty leg flights on our web site. The posting is free and operators pay nothing unless to book a flight with a customer brought to them by Silver Bow.

Silver Bow will attempt to persuade jet charter users to check with Silver Bow prior to booking a full fair charter in the conventional manner. If we have a flight, going in the customer's general direction at the right time, the customer can save a substantial amount of money by bidding on the empty leg.

Systems will be developed with the various operators to post their empty legs with Silver
Bow's operations center. This will require Silver
Bow to develop a more sophisticated web site than currently exists. Silver Bow will initiate the business by developing relationships with existing charter operators, followed by building a client base of customers for the service.

Competition.   Competition within the air charter
brokerage business services is high.  Many
competitors have well established relationships
with customers who tends to remain loyal. Although
the exact number of competitors is not known,
three known competitors offering similar services
are Bid Jet Charter, Leg Fin.com and Air Charter
Guide.   Most competitors will be better funded,
have more experience, and established
relationships with both charter customers and charter operators, than Silver Bow. These competitors will probably incorporate any of Silver Bows marketing methods and services, that prove successful. Silver Bow will not be able to conceal it promotional methods and services from its competitors. Charter customers are particularly sensitive to safety and quality of service including on time departures and arrivals.

Customers who are being well served by competitors may be nearly impossible to convert to Silver Bow customers.

Government Regulation.   We are not currently
subject to direct regulation by any governmental
agency, other than regulations applicable to
businesses generally, and laws or regulations
directly applicable to online commerce. However,
due to the increasing popularity and use of the
Internet and other online services, it is possible
that a number of laws and regulations may be
adopted with respect to the Internet or other
online services covering issues such as user
privacy, pricing, content, copyrights,
distribution, and characteristics and quality of
products and services.   Furthermore, the growth
and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those company's conducting business online.

The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse affect on our business.

Employees.   Silver Bow's president, Darren Holm,
formerly an Air Charter Manager brings the necessary management skills as well as the technical know how to accomplish and implement our new direction.

On September 25, 2001 we employed one full-time employee, Darren Holm. However, at the present time Mr. Holm does not receive any compensation, and will not receive any compensation for his services until airplanes are sold and operations have begun.

Mr. Holm received 100,000 shares of common for developing a business plan, our web site and for services rendered. Mr. Holm dedicates approximately 20 hours a week to Silver Bow.

We plan to hire independent contractors once we are able to expand our operations. Our goal is to hire one individual per geographic area, whose primary responsibilities will include signing up charter operators to post their empty leg flights on our web page.

Legal Proceedings.   There are currently no legal
proceedings pending to which we are a party or to which any of our properties are subject.

Facilities.   Our headquarters are presently
located in a 6,000 square foot office space located at 45-116 Commerce Street, Number 6,
Indio, CA 92201, Phone number 760-775-3035 and fax number 760-775-2301. This office space is rented by Mr. Holm who is making the space available to Silver Bow rent free until such time as the aircraft are sold and the company becomes operational. We may be required to pay rent in the future.

                  Management

The names, ages, and respective positions of the directors, officers, and significant employees of Silver Bow Antique Aviation are set forth below.

       NAME        AGE     POSITION
       ----        ---     --------
Darren Holm         36     President/CEO and
Director

Dempsey K. Mork     60     CFO and Director

Norbert Le Boeuf    72     Controller and Director

Randall A. Baker    58     Secy. and Director

Darren Holm has served as our president and Director since September 25th, 2001. Mr. Holm is an entrepreneur.

Mr. Dempsey K. Mork, Randall A. Baker, and
Norbert L. LeBoeuf have held their positions since
February 23, 2000.  Mr. Darren Holm joined the
firm on September 25, 2001.   Each director and
officer shall serve until the next annual meeting of the shareholders. There are no other persons, who are classified as a promoter, or controlling person of Silver Bow Antique Aviation.

Business Experience.

Dempsey Mork is the majority shareholder, Chief
Financial Officer, and Director of Silver Bow
Antique Aviation and has been since its formation.
For the past five years, Mr. Mork has been an
officer and director in Magellan Capital Corp.,
Animal Cloning Sciences, Knickerbocker Capital,
Apex Capital, and Asian Financial.   Mr. Mork has
experience in start-up companies, business reorganizations and cross border business transactions. --- Mr. Mork shall spend approximately 20 hours per month on the business of Silver Bow.

Randall A. Baker is a shareholder, officer and
director of Silver Bow Antique Aviation, and has
been since its inception.   For the past five
years, Mr Baker has been an officer and director of Magellan Capital Corp., Animal Cloning
Sciences, Knickerbocker Capital, Apex Capital, and
Asian Financial. Mr. Baker served as an Executive
Vice President with Wm. Mason & Company for over twenty years. The company was an investment counseling firm. Mr. Baker designed and implemented data systems, was responsible for trading, personnel,and client relations. Wm. Mason
& Co. was an Investment Counseling firm whose client base was $350,000 and up. Mr. Baker shall spend approximately 20 hours per months on the business of Silver Bow.

Since Mr. LeBoeuf's retirement in 1995, Mr.
LeBoeuf has been responsible for all accounting
and tax functions for the companies controlled by
Mr. Mork.   Mr. LeBoeuf  will devote approximately
20 hours per month on the business of Silver Bow.

Mr. LeBoeuf's educational background includes a Bachelor of Administration from the University of Detroit (1957).

Mr. LeBoeuf's professional career includes three years in the U.S.Marine Corps. in the Legal and Administrative areas (1952-55) and 40 years in all areas of accounting for small, medium and large
 (Fortune 500 Companies) in Electronics,
Manufacturing, and Aerospace. Mr. LeBoeuf retired in 1995 and since then has done accounting and tax consulting.

Mr. Darren Holm's educational background includes
Georgia College, Ambulance and Emergency Care-
through 1984 - Davenport College of Business,
A.S. EMS Systems Management December 1985 -
College of the Desert, A S Respiratory Care
through June of 1985. His business experience
includes 13 years with Springs Ambulance/American
Medical Response as Paramedic/Field
Training Officer, three years with Desert Airlines
an Aeromedical Transport Co. Medical Division
Manager, One year with Airstar International as
Director of Medical Operations/ Office Manager,
and two years with Air Service International as
General Manager.   Mr. Holm will devote
approximately 20 hours per week on the business of Silver Bow.

During the past five years the above directors have been involved in the following Companies:

Person          Name of Co.       Title & Pos. Duties     From&To     Business of Entity
Dempsey K. Mork  251 Delta Sierra   Pres/CFO/Dir          2-96 Pre      Min Activity
                 Animal Cloning     CFO/Dir              10-93 Pre      Min Activity
                 Apex Capital       Pres./CFO/Dir         1-96 Pre      Shell
                 Gaensel Gold       Pres/CFO/Dir          1-95 3--99    Shell
                 Knickerbocker
                    Capital         Pres/CFO/Dir         11/94 Pre      Shell
                 Magellan CapitL    Pres/CFO /Dir         2-96 Pre      Min Activity
                 Nicole Industries  Pres./CFO/Dir         7-2000        Shell
                 Silver Bow Antique Pres/CFO /Dir         4/94 Pre      Min Activity

Randall A. Baker 251 Delta Sierra   Secy/                 2-96 Pre      Min Activity
                 Animal Cloning     Secy/Dir             10-93 Pre      Min Activity
                 Apex Capital       Secy/Dir              1-96 Pre      Shell
                 Gaensel Gold       Secy/Dir              1-95 3--99    Shell
                 Knickerbocker
                     Capital        Secy/Dir             11/94 Pre      Shell
                 Magellan Capital   Secy /Dir             2-96 Pre      Min Activity
                 Nicole Industries  Secy/Dir              1/96-7-2000   Shell
                 Silver Bow Antique Secy /Dir             4/94 Pre      Min Activity


Nobert L Leboeuf 251 Delta Sierra   VP/Dir                2-96 Pre      Min Activity
                 Animal Cloning     VP/Dir.               1/96 Pre      Min Activity
                 Apex Capital       VP/Dir                1-96 Pre      Shell
                 Gaensel Gold       VP/Dir                1-96 3--99    Shell
                 Knickerbocker
                     Capital        VP/Dir                1/96-Pre      Shell
                 Magellan Capital   VP /Dir               2-96 Pre      Min Activity
                 Nicole Industries  VP/Dir                1/96-7-2000   Shell
                 Silver Bow Antique VP /Dir               1/96-Pre      Min Activity
Daren Holm       Telemail, Inc.     Founder/Owner         6-00 - Pre    Active
                 Air Service Intl.  Gen Mangr             4-98 - 5-00   Active
                 Airstar
                   International    Director              2/97 - 4-98   Active
                 Desert Airlines    Med Div Mgr           1-94 - 2-97   Active
                 Springs Ambulence  Paramedic             5-86 - 12-99  Active

As provided in our by-laws, each director is elected annually by our stockholders at our annual meeting. Our officers serve at the discretion of the board of directors.

Executive Compensation

The following table contains compensation data for Darren Holm, director and chief executive officer from inception until the date of this prospectus:

           ANNUAL COMPENSATION   LONG TERM COMPENSATION
           -------------------   ----------------------
                     $ -0-                      $    -0-
Name and principal position    Fiscal year   Salary   Restricted Shs
                               -----------   ------   --------------
STOCK AWARDS*

Darren Holm
director, president,
chief executive officer        2001         -0-      100,000

Dempsey K. Mork
CFO/Director                   1996         -0-      148,500

Randall A. Baker
Secretary/Director             1996         -0-       61,200

Norbert LeBoeuf
Controller/Director            1996         -0-       55,800

* All issued at par value of $.001 per share.

We issued Darren Holm 100,000 shares of common stock in Silver Bow Antique Aviation on September
25, 2001 for services rendered, valued at par of $.001. Mr. Holm does not receive any cash or other compensation for services rendered to Silver Bow as an officer or director. We do not currently have any employment agreements.

Stock Options and Warrants

Silver Bow does not have any stock options or
warrants outstanding.   Silver Bow does not have a
stock option plan.


        Security Ownership of Certain
       Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding shares of common stock of the company owned of record or beneficially by each person who owned of record, or was known by Silver Bow Antique Aviation to own beneficially, more than 5% of Silver Bow's Common
Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class   Name of Beneficial Amount and Nature    Percent
                 Owner              of Beneficial        Of Class
                                    Owner
Common Stock     Darren Holm        100,000              3.13%
                 45-116 Commerce St. #6
                 Indio, CA 92201

Common Stock     Dempsey K. Mork    148,500              4.65% Benefic. 80%
                 83-888 Ave. 51
                 Coachella, CA 92236

Common Stock     Magellan Cap Corp  597,600             18.73% Benefic. 80%
                 83-888 Ave. 51
                 Coachella, CA 92236

Common Stock     Magellan Cap Corp  900,000             28.20% Benefic. 80%
                 Pension Pln & Trust
                 83-888 Ave. 51
                 Coachella, CA 92236

Common Stock     Magellan Cap. Corp.900,000             28.20% Benefic. 80%
                 Profit Sharing Plan
                 83-888 Ave. 51
                 Coachella, CA 92236


Common Stock     Randall A. Baker    61,200              1.91% Benefic. 3.47%
                 83-888 Ave. 51
                 Coachella, CA 92236

Common Stock     RAB Investments, Inc.
                 P.O. Box 1025       50,000              1.56% Benefic. 3.47%
                 Morongo Valley, CA
                 92256

Common Stock     KNC Investment Prof Shar
                 Box 3171             50,000             1.56% Benefic. 3.30%
                 Palm Springs, CA 92262


Common Stock     Norbert L. Leboeuf   55,800             1.74% Benefic. 3.30%
                 83-888 Ave. 51
                 Coachella, CA 92236
                                   ---------                           ------
                                   2,863,100                           89.74%
                                   =========                           ======

Total Shares Outstanding 3,190,400 as of 9/30/01

None of the officers, directors or existing shareholders have the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

All shareholders have same voting and investment power.

                Certain Transactions

Funding for the acquisition of the two aircraft to
Silver Bow from Magellan Capital was covered by a
10 Year Long Term Note Payable to Magellan.   The
note is for $98,000 is a seven year note, starting
1/1/99, at a 6% interest rate

Loans/Cash for Operating Expenses are covered by
Promissory Notes Payable to Magellan Capital.
Dempsey K. Mork is minority shareholder in both
Silver Bow and Magellan Capital.   Mr. Mork is
president of Magellan Capital Corporation and chief financial officer of Silver Bow.

Management is of the opinion that the transaction was on terms as favorable as could have been obtained from an unrelated third party.

             Description of Capital Stock

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, and 1,000 of preferred stock. As of the date of this prospectus there were 3,190,400 shares of common stock issued and outstanding that were held of record by approximately 54 shareholders. No shares have been reserved for issuance upon the exercise of warrants or options.

The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.
Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue of up to 1,000 shares
of preferred stock.   We have no present plans for
the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.
In Addition the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us.
In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

Transfer Agent.   Executive Registrar and Transfer
serves as the transfer agent for the shares of common stock.

        Shares Eligible For Future Sale

Upon the date of this prospectus, there are 3,190,400 shares of our common stock outstanding.
Upon the effectiveness of this registration statement, the 486,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. Of the remaining 2,704,400 shares most are restricted shares within the meaning of Rule
144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Silver Bow is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   -   one percent of the number of then
outstanding shares of common stock, or

   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice
and manner of sale requirements and to the
availability of current public information and
must be made in unsolicited brokers' transactions
or to a market maker.   A person who is not an
affiliate of Silver Bow under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.
Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

Prior to the offering, there has been no market
for our common stock.   No predictions can be made
of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise cap through the issuance of additional equity securities.

Plan of Distribution and Selling Stockholders

This prospectus relates to the resale of 486,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Assuming all shares of common stock in the following tables are sold, none of the selling stockholders will own greater than 16.85% of the common stock.

Silver Bow Antique Aviation shall register, pursuant to this prospectus, 486,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders

The following list represents shareholders whose shares will be registered under this offering.

                          Amount       Total #        % Owned     Number of   % Owned
                          Being        Owned          Prior to  Shares After    After
Name                    Registered   Currently        Offering    Offering    Offering
Alyson Baca                400          400             .01%          -0-        0.0%
Andrea Baca                600          600             .01%          -0-        0.0%
Randy Baca                 600          600             .01%          -0-        0.0%
Annette Baine              500          500             .01%          -0-        0.0%
Annette Baine              600          600             .01%          -0-        0.0%
  C/F James Baine UGTMACA
Annette Baine              400          400             .01%          -0-        0.0%
  C/F Michelle Baine UGTMACA
Michael Baine              600          600             .01%          -0-        0.0%
Oscar Ballesteros          600          600             .01%          -0-        0.0%
Mary Buerke                400          400             .01%          -0-        0.0%
Conrad Dahl                400          400             .01%          -0-        0.0%
Sherry Evaro-Ham           500          500             .01%          -0-        0.0%


Barbara Filiatreaux     18,900       18,900             .59%          -0-        0.0%
Robert J. Filiatreaux   73,800       73,800            2.31%          -0-        0.0%
Daniel V. French           600          600             .01%          -0-        0.0%
Valerie Hahn               500          500             .01%          -0-        0.0%
Tiare Hatrak               400          400             .01%          -0-        0.0%
Laurie Healy               500          500             .01%          -0-        0.0%
Laurie Healy               500          500             .01%          -0-        0.0%
  C/F Carina Johnson UGTMACA
Carolyn Howley             400          400             .01%          -0-        0.0%
Alex Jacoy                 500          500             .01%          -0-        0.0%
Kathy Jones                600          600             .01%          -0-        0.0%
Brenda Jose                400          400             .01%          -0-        0.0%
Chavez Jose                600          600             .01%          -0-        0.0%
KNC Investments, Inc
   Pro Share            50,000       50,000            1.56%          -0-        0.0%
   Norbert LeBoeuf, principal(1)
Kathryn N. Le Boeuf     36,900       36,900            1.15%          -0-        0.0%
Sarah Le Boeuf             600          600             .01%          -0-        0.0%
Magellan Capital Corp.  60,000      597,600           18.73%     537,600       16.85%
   Partnership Financial/
      Riccardo Mortara, principal(2)
Sally McManus              500          500             .01%          -0-        0.0%
Patricia Mork          144,900      144,900            4.54%          -0-        0.0%
Gary Peskin                500          500             .01%          -0-        0.0%
Rose L. Peskin             400          400             .01%          -0-        0.0%
Rose L. Peskin             400          400             .01%          -0-        0.0%
  C/F Jacob Peskin UGTMA CA
Rose L. Peskin             500          500             .01%          -0-        0.0%
  C/F Sarah Peskin UGTMA CA
Rose L. Peskin             600          600             .01%          -0-        0.0%
  C/F Zachary Peskin UGTMA CA
Moea Sheely                600          600             .01%          -0-        0.0%
RAB Investments         50,000       50,000            1.56%          -0-        0.0%
   Randall A. Baker, Principal(3)
Hayley Smith               600          600             .01%          -0-        0.0%
Antonio Soto               500          500             .01%          -0-        0.0%
Jose Soto                  400          400             .01%          -0-        0.0%
Melecio Soto               600          600             .01%          -0-        0.0%
Victor Soto                600          600             .01%          -0-        0.0%
John Paul Spickard         500          500             .01%          -0-        0.0%
Richard Stevenson Trust
   Dtd 7/17/91             600          600             .01%          -0-        0.0%
   Richard Stevenson, Trustee
Donald Boyd Wright Trust
   Dtd 7/17/91          32,400       32,400             .73%          -0-        0.0%
   Randall A. Baker, Trustee(3)
Helen Wright               600          600             .01%          -0-        0.0%

(1)Norbert LeBoeuf is controller and director of Silver Bow
(2)Dempsey Mork is president of Silver Bow and Magellan Capital Corp.
(3)Randall Baker is secretary and director of Silver Bow

The 486,000 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:

   -   ordinary brokerage transactions and
transactions in which the broker solicits purchases; and

   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or
discounts from the selling stockholders in amounts
to be negotiated.   Brokers and dealers and any
other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.
The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under
the Securities Act, selling stockholders who
subsequently resell the shares to the public
themselves may be deemed to be underwriters with
respect to the shares of common stock for purposes
of the Securities Act with the result that they
may be subject to statutory liabilities if the
registration statement to which this prospectus
relates is defective by virtue of containing a
material misstatement or omitting to disclose a
statement of material fact.   We have agreed to
indemnify the selling stockholders regarding such liability.

Under the Securities Act of 1933, the selling
security holders will be considered to be
underwriters of the offering.  The selling security
holders may have civil liability under Section 11
and 12 of the Securities Act for any omissions or
misstatements in the registration statement because
of their status as underwriters.   We may be sued by
selling security holders if omissions or misstatements result in civil liability to them.

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    Market for Common Stock and
    Related Stockholder Matters

Currently, there is no public trading market for our securities and we can provide no assurance that any market will develop.

We intend to list our stock on the OTC Bulletin
Board. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

As of 12/31/2001, there were approximately 54 shareholders of record.

                   Experts

The financial statements of Silver Bow appearing in this registration statement have been audited by David W. Winings, independent auditors, as set forth in their report on page F-1, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

           Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody Walker


    Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Mr. Darren Holm, President C.E.O.
45-116 Commerce Street #6
Indio, CA 92201  Phone # 760/755-3035 Fax #
760/755-2301


Our fiscal year ends on 12/31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth
Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                486,000 Shares


                Silver Bow


                Prospectus

                Common Stock


                1/17/2002


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED
IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE
TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM
THAT CONTAINED IN THIS PROSPECTUS. THE SELLING
SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING
OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN
JURISDICTIONS WHERE OFFERS AND SALES ARE
PERMITTED. THE INFORMATION CONTAINED IN THIS
PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS
PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF
THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until                    2002, all dealers and
selling stockholders that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                  PART F/S
             Index to Financial Statements

Report of Certified Public Accountants
 Financial Statements
 - --------------------
Audited Financial Statements   December 31, 2001

Independent Auditors' Report
Balance Sheets
Statements of Operations
Statements of Stockholders' Equity
Statements of Cash Flows
Notes to the Financial Statements






            SILVER BOW ANTIQUE AVIATION
            (A Development Stage Company)
      Index to Financial Statements and Supplementary Data

 Independent Auditors' Report
 .........................................................    F-2

 Balance Sheets as of December 31, 2001 and 2000
 ........................................................     F-3

 Statements of Operations for the Years Ended
  December 31, 2001 and 2000
 ..........................................................   F-4

 Statements of Cash Flows for the Years Ended
  December 31, 2001 and 2000
 ...........................................................  F-5

 Statements of Stockholders' Equity for the Periods
  through December 31, 2001
 ............................................................ F-6

 Notes to Financial Statements
 ............................................................ F-7

 Schedules:

 All schedules are omitted as the required information is included in the financial statements or notes thereto, or is not a material amount.

 The Board of Directors
 Silver Bow Antique Aviation
 (a Development Stage Company)
 Coachella, California

            INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheets of
Silver Bow Antique Aviation (a Development Stage
Company), as of December 31, 2001 and 2000 and the
related statements of operations, cash flows, and
changes in stockholders' equity for the years -
then ended. These financial statements are the
responsibility of the company's management.   My
responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Bow Antique
Aviation as of December 31, 2001 and 2000, and the results of its operations and cash flows for the year or period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been
prepared assuming that the Company will continue
as a going concern.   During its development
stage, the Company has acquired assets which
require substantial maintenance, but which do not,
at this time, provide income adequate to provide
for their care, or for the ongoing expenses of
operating the Company.   The Company relies upon
borrowing from its majority shareholder to meet
its obligations.   This creates an uncertainty
regarding the Company's ability to continue as a
going concern.   The financial statements do not
include any adjustments that might result from the outcome of this uncertainty.

/s/ David M. Winings
 David M. Winings C.P.A.
 Palm Desert, CA 92211
 2/01/2002

              SILVER BOW ANTIQUE AVIATION
             (A DEVELOPMENT STAGE COMPANY)
                BALANCE SHEET

 ASSETS                               AS OF DECEMBER 31,
                                       2001   2000
CURRENT ASSETS
  Cash                               $ 1,924   $   1,924
                                     -------   ---------
   TOTAL CURRENT ASSETS                1,924       1,924

   PROPERTY AND EQUITYMENT
    Antique Aircraft, Net of
       Depreciation                   55,979     127,128
                                     -------   ---------

   TOTAL PROPERTY AND EQUIPMENT       55,979     127,128
                                     -------   ---------
    TOTAL ASSETS                    $ 57,902   $ 129,052
                                    ========   =========
 LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
    Notes Payable Aircraft Expense
       (Note 4)                       71,339      53,139
    Current Portion of Note Payable
       (Note 2)                       35,600      35,600
    Ltd Aircraft Loan (2 yrs Note
      Payable)                        21,360      10,680
    Promissory Note - Administrative
      Support (Note 4)                25,000      20,000
                                    --------    --------
   TOTAL CURRENT LIABILITIES         153,299     119,419

  LONG TERM LIABILITIES
    Note Payable - Aircraft (Note 2)  62,400     142,400
                                    --------    --------
  TOTAL LONG TERM LIABILITIES         62,400     142,400
                                    --------    --------
     TOTAL LIABILITIES               215,699     261,819

 STOCKHOLDERS' EQUITY (NOTE 1)

 Preferred Stock - Par Value
 $.001 Authorized 10,000
 Shares Issued & Outstanding
 -0- Shares at December 31, 2001
  and December 31, 2000                  -0-         -0-

Common Stock Par Value, $.001
  Authorized 99,990,000 shares
  Outstanding 3,190,400 at December
  31, 2001 and 2,990,400 shares
  Outstanding at December 31, 2000     3,190       3,190


Paid In Capital                          -0-         -0-

Deficit Accumulated during the
   Development Stage                (160,986)   (135,757)
                                    --------    --------
TOTAL STOCKHOLDERS' EQUITY
   (Deficit)                        (157,796)   (132,767)

     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY            $57,903    $129,052
                                    ========    ========

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
 FINANCIAL STATEMENTS.
                             F-3

             SILVER BOW ANTIQUE AVIATION
           (A DEVELOPMENT STAGE COMPANY)
              STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED

                                                            Cumulative
                                          DECEMBER 31,        since
                                          2001      2000     inception
REVENUES
 INCOME                                 $   -0-   $ 2,170    $ 5,060
                                        -------   -------    -------
    TOTAL REVENUES                          -0-     2,170      5,060

OPERATING EXPENSES
  Services Rendered                         200        -0-     1,136
  Interest Expense                       10,680    10,680     21,360
  Administrative Support (Note 4)         5,000    20,000     25,000
  Aircraft Operations Expenses (Note 5)  18,200    55,439     76,529
  Depreciation                           25,436    25,436     76,308
                                      ---------  --------   --------
  Total Operating Expenses             $ 59,516  $111,555   $200,333
                                      ---------  --------   --------
  INCOME FROM OPERATIONS               $(59,516) (109,385)  (195,273)

OTHER INCOME
  Gain from Sale of Aircraft             34,287       -0-     34,287
                                      ---------  --------   --------
  TOTAL OTHER INCOME                     34,287       -0-     34,287
                                      =========  ========   ========
  NET INCOME                          $ (25,229)$(109,385)  (160,986)
                                      ========= =========   ========
Average Number of Common
Shares Outstanding                    3,057,067 2,990,400

Income (Loss) Per Share                 $(0.01)   $(0.04)

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
THESE FINANCIAL STATEMENTS.
                               F-4

               SILVER BOW ANTIQUE AVIATION
               (A DEVELOPMENT STAGE COMPANY)
         STATEMENT OF CASH FLOWS FOR THE YEARS
                    ENDED DECEMBER 31,

                                                               Cumulative
                                              2001      2000  since inception
 CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss)                      $ (25,229) $(109,385)  $(160,986)
   Adjustments to reconcile net
     income to net cash provided (Used) by
     operating activities
   Depreciation                              25,436     25,436      76,308
Loss (Gain) on sale of aircraft             (34,287)       -0-     (34,287)
                                          ---------   --------    --------
NET CASH PROVIDED/(USED) BY
   OPERATING ACTIVITIES                     (34,080)   (83,949)   (118,965)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of aircraft                         -0-        -0-    (178,000)
   Proceeds from disposal of aircraft        80,000        -0-      80,000
                                          ---------   --------    --------
     NET CASH PROVIDED/USED) BY
       INVESTING ACTIVITIES                  80,000        -0-     (98,000)

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of Common Stock Shares              200        -0-       3,190
   New borrowing - short term                33,880    101,619     117,699
   New borrowing - long term                    -0-        -0-     178,000
   Debt repayment - long term               (80,000)   (17,800)    (80,000)
                                          ---------   --------    --------

     NET CASH PROVIDED BY FINANCING
       ACTIVITIES                           (45,920)    83,819     218,889
                                          ---------   --------     -------
     NET INCREASE/(DECREASE) IN CASH            -0-       (130)      1,924
                                          ---------   --------     -------
     CASH AT BEGINNING OF YEAR                1,924      2,054         -0-
                                          ---------   --------     -------
     CASH AT END OF YEAR                   $  1,924    $ 1,924     $ 1,924

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
           THESE FINANCIAL STATEMENTS.

             SILVER BOW ANTIQUE AVIATION
             (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 2001

               SHARES   COMMON STOC CAPITAL  DEFICIT   TOTALS
 BALANCE AT
  12/31/94         -0-  $    -0-    $   -0-  $    -0-  $   -0-

BALANCE AT
  12/31/95         -0-  $    -0-    $   -0-  $    -0-  $   -0-

SHARES ISSUED,
  AT PAR, VALUE,
  FOR CONSULTING
  SERVICES      936,900      936        -0-  $   (936)     -0-

 BALANCE AT
  12/31/96      936,900  $   936    $   -0-  $   (936)     -0-

 BALANCE AT
  12/31/97      936,900  $   936    $   -0-  $   (936)  $  -0-

PURCHASE OF
  COMMON STOCK,
  FOR CASH AT
  PAR VALUE
  ON DEC 30, 1998
              2,053,500    2,054        -0-       -0-     2,054
              ---------    -----      -----    ------    ------
 BALANCE AT
  12/31/98    2,990,400* $ 2,990        -0-   $  (936)    2,054

*AFTER 900 FOR 1 FORWARD STOCK SPLIT AUTHORIZED ON OCTOBER 15, 1998. SHARES
 ISSUED IN 1996 FOR SERVICES RENDERED ARE STATED AT POST SPLIT PAR
 VALUES.

 BALANCE AT
  12/31/99    2,990,400  $ 2,990        -0- $ (26,372)  (23,382)

 BALANCE AT
 12/31/2000   2,999,400    2,990        -0-  (135,757) (132,767)

COMMON STOCK
 FOR CONSULTING
AT PAR VALUE    200,000      200        -0-
              ---------   ------       ----
BALANCE AT
 12/31/2001   3,190,400    3,190        -0-  (160,986) (157,796)

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
THESE FINANCIAL STATEMENTS.
                 F-6

       NOTES TO FINANCIAL STATEMENTS
             DECEMBER 31, 2001 and 2000

  NOTE 1 - ORGANIZATION AND BUSINESS PURPOSE

  The Company was incorporated, in the State of Nevada on April 28, 1994. The original articles authorized preferred and common shares of 1,000 and 10,000 respectively. During 1996 certain consulting services were rendered to the Company by individuals and the majority stockholder. The value of such services were at the par value of 1,041 shares issued on July 15, 1996 and have been stated on the attached balance sheet, statement of operations, and statement of cash flows at $936., which amount reflects the par value of the original issuance of stock on the date of the 900 for 1 stock split (October 15, 1998).

On December 30, 1998, 2,053,500 shares were purchased for cash at par value.

On September 25, 2001, 200,000 shares were issued at par value of $.001 per share for services rendered through September 2001; (100,000 to Darren Holm for the newly appointed President of the Company and 50,000 each to Randall A. Baker,
Secretary and to Norm Leboeuf, Controller)

  NOTE 2 - ANTIQUE AIRCRAFT AND NOTES PAYABLE -
MAGELLAN CAPITAL CORP.

The company acquired two (2) antique aircraft by
executing a note payable to the majority
shareholder (Magellan Capital Corporation) in the
amount of $178,000.  The aircraft were acquired
from Magellan Capital Corporation and were
refurbished by Magellan Capital Corporation,
including updating certain mechanical and
electronic equipment prior to their transfer to
the Company.  Upon transfer, the Aircraft were
recorded on the Company's books at the cost basis
of   Magellan Capital Corporation.  The aircraft
were depreciated by the Company over a seven year life, using straight line depreciation.

During 2001, the aircraft were placed for sale, and one aircraft costing $80,000 was sold in December 2001 for $65,000, less a $5,000
Commission. The proceeds of this sale were used to pay down the note payable.

The note payable to Magellan Capital Corporation is a ten-year note at 6% per annum. Annual principal payments on the note are due each

December 31 commencing December 31, 1999 until fully paid on December 31, 2009. Interest is to be paid, commencing on January 1, 1999, on the aforementioned note.

NOTE 3 - GOING CONCERN

During its development stage, the Company has acquired assets which require substantial maintenance, but which do not, at this time, provide income adequate to provide for their care, or for the ongoing expenses of operating the Company. The Company relies upon borrowing from its majority shareholder to meet its obligations.
This creates an uncertainty regarding the corporation's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - ADMINISTRATIVE SUPPORT

During December 1998, and to be effective January
1, 1999, the company executed a management services contract with the majority stockholder, Magellan Capital Corporation. This contract requires the minimum payment of $10,000 per year for five (5) years commencing in 1999 for the following activities: Year ending auditing for 10KSB reporting, SEC compliance and quarterly
10QSB filings; and, other associated reports and administrative support activities.

The term of this agreement provides for the annual payment of $10,000 (USD) either in cash or an issuance of common stock of the Company for a five-year period December 31, 2003. At the end of the second quarter 2001, the management contract was cancelled. These costs are now accounted for as incurred and credited to Notes Payable -
Aircraft Expense.

NOTE 5 AIRCRAFT OPERATING EXPENSES

                                                             Cumulative
                                        AS OF DECEMBER 31,      from
                                          2001       2000     Inception
                                        -------   -------     --------
Aircraft Fuel                          $ 5,500    $ 2,155     $ 7,655
Operating Supplies and Expenses          3,250      7,502      10,752
Office phone and Fax                       400        219         619
Hangar Tie-down Fees                     2,100      9,517      11,617


Maintenance and Repairs                  3,200     25,701      28,901
Advertising, Audit and Legal             1,050      2,752       3,802
Pilot/Flying Services                    2,700      1,918       4,618
Miscellaneous                              -0-      5,675       8,565
                                        -------   -------     --------
Aircraft Operating Expenses            $18,200    $55,439     $76,529

            PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND
DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.
The expenses shall be paid by the Registrant.


SEC Registration Fee. . . . . .    $   20.26
Printing and Engraving Expenses     1,500
Legal Fees and Expenses . . . .     3,000
Accounting Fees and Expenses. .     4,000
Miscellaneous . . . . . . . . .     1,000
                                    --------
TOTAL . . . . . . . . . . . . .   $ 9,520.26
                                    ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold since, without registration under the Securities Act.
There were no underwriters in any of these transactions, nor were any sales commissions paid thereon.

1.   On September 25, 2001 we issued Darren Holm
100,000 shares of common stock Silver Bow Antique
Aviation for services rendered, valued at par value of $.001. Mr. Holm does not receive any cash or other compensation for services rendered to Silver Bow as an officer or a director. We do not currently have any employment agreements.

On September 25, 2001 50,000 shares were issued at par value, ($.001) to both Randall a. Baker, Secretary/Director and Norbert Leboeuf,
Controller/Director for services rendered through
September 2001.

The above issuance of common stock was made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT

   3.i      Articles of Incorporation
            incorporated by reference to Form SB-2

   3.ii     By-Laws of Silver Bow incorporated by
            reference to Form SB-2

   4.i      Form of Specimen of common stock
            incorporated by reference to Form SB-2

   23       Consent of Legal Counsel, Jody
            Walker, Esq.

   23       Consent of Independent Auditor, David
            Winings, CPA

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement:

        i.  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed
material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under
the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Indio, State of California on the 17th day of February, 2002.

Silver Bow Antique Aviation
/s/Darren Holm
------------------------------
By: Darren Holm, President/CEO

In accordance with the requirements of the Securities
Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date
/s/Darren Holm        President/CEO              02/17/02
--------------------     Director
Darren Holm


/s/Dempsey Mork         CFO/Director             02/17/02
--------------------
Dempsey Mork


/s/Norbert Le Boeuf     Controller/Director       02/17/02
--------------------
Norbert Le Boeuf


/s/Randall A. Baker       Director                02/17/02
--------------------
Randall A. Baker


1